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                                                                  EXHIBIT 23.1


                              CONSENT OF CHARTERED ACCOUNTANTS
                              --------------------------------



Board of Directors
REGI US, Inc.


We consent to the use of our report dated July 31, 1998 on the financial statements of REGI US, Inc. as of April 30, 1998 and 1997 that are included in the Form 10-KSB.

Dated this 31st day of July, 1998


ELLIOTT TULK PRYCE ANDERSON

"Elliott Tulk Pryce Anderson"

Chartered Accountants